SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Eagle Capital Growth Fund, Inc.
(Name of Registrant as Specified in its Charter)

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EAGLE CAPITAL GROWTH FUND, INC.
205 E. Wisconsin Avenue, Suite 120
Milwaukee, WI 53202

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Eagle Capital Growth Fund, Inc.:

Notice is hereby given that the 2011 Annual Meeting of Shareholders (“Meeting”) of the Eagle Capital Growth Fund, Inc. (“Fund”) will be held at the offices of Bodman PLC, 201 W. Big Beaver Road, Suite 500, Troy, Michigan, 48084, on Thursday, April 21, 2011, at 1:00 P.M. local time for the following purposes:

1.	To elect a Board of seven (7) directors

2.	To ratify the selection of Plante & Moran, PLLC as independent registered public accountants of the Fund for the calendar year ending December 31, 2011; and

3.	To act upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors (“Board”) has fixed the close of business on February 18, 2011, as the record date for the determination of shareholders entitled to vote at the Meeting or any adjournment thereof.

You are cordially invited to attend the Meeting.  If you do not expect to attend the Meeting in person, please complete, date and sign the enclosed proxy form and return it promptly in the envelope provided.  The enclosed proxy is being solicited on behalf of the Board of the Fund.

By Order of the Board of Directors

David C. Sims, Secretary

March 1, 2011

Please complete, sign and date the enclosed proxy and mail it as promptly as possible.  If you attend the meeting and vote in person, the proxy will not be used.

EAGLE CAPITAL GROWTH FUND, INC.
205 E. Wisconsin Avenue, Suite 120, Milwaukee, WI 53202

Proxy Statement
Annual Meeting of Shareholders
April 21, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) of Eagle Capital Growth Fund, Inc., a Maryland corporation (“Fund”), to be voted at the 2011 Annual Meeting of Shareholders (“Meeting”), to be held at the offices of Bodman PLC located at 201 W. Big Beaver Road, Suite 500, Troy, Michigan, at 1:00 P.M. local time on April 21, 2011.  The approximate mailing date of this Proxy Statement is March 1, 2011.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein.  Unless instructions to the contrary are marked, proxies will be voted “FOR” the election of seven directors and “FOR” the ratification of the independent registered public accountants.  Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a later dated proxy with us, by attending the meeting and voting in person, or by notifying us of the revocation in writing to our Secretary at 205 E. Wisconsin Avenue, Suite 120, Milwaukee, Wisconsin 53202.

The Fund’s Board has fixed the close of business on February 18, 2011, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof.  Shareholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights.  As of February 18, 2011, the Fund had outstanding 2,975,426 shares of common stock, par value $0.001 per share (“Common Stock”).  One-third of the outstanding shares of Common Stock, present or represented by proxy, constitutes a quorum.  For purposes of a quorum, abstentions and broker non-votes are included.  A quorum must exist to conduct business at the Meeting.  A “broker non-vote” occurs when you own shares through a bank or broker in “street” name and you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal.  A broker non-vote may also occur if your broker fails to vote your shares for any reason.

Brokers, banks and other nominees are not permitted to vote on the election of directors without specific instructions from the beneficial owner.  Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares in one of the ways described below.  If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares on the ratification of Plante & Moran, PLLC as the Fund’s independent registered public accountants even if the broker, hank or other nominee does not received specific voting instructions from you.

All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Fund.  In addition to the solicitation of proxies by use of the mails, our officers may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Fund.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Fund.

The Board knows of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on Thursday, April 21, 2011 at 1:00 P.M. local time at the offices of Bodman PLC, 201 W. Big Beaver Road, Suite 500, Troy, Michigan 48084.  Our Notice of Annual Meeting, Proxy Statement, form of proxy card and annual report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12081

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of the Fund, as of February 18, 2011, set forth below are the number of shares of the Common Stock, beneficially owned by each officer, director and nominee and by all directors, nominees and officers of the Fund as a group.  The address of each is the address of the Fund.

Name and Address (a)	Number of Shares and Nature of Beneficial Ownership as of February 18, 2011 (b)	Percent of Class

Robert M. Bilkie, Jr., Chairman; Director	1,493	0.1%

Phillip J. Hanrahan, Director	400	*

Carl A. Holth, Director	3,061	0.1%

Peggy L. Schmeltz, Director	38,137	1.3%

Luke E. Sims, President, CEO; Director	227,718	7.7%

David C. Sims, CFO, CCO and Secretary	34,738	1.2%

Donald G. Tyler, Director	0	*

Neal F. Zalenko, Director	504	*

All Directors, Nominees and Officers as a group (7 persons)	306,051	10.3%

* Less than 1%

(a)       The address of each is the address of the principal executive office of the Fund, Suite #120, 205 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(b)       The nature of beneficial ownership of shares shown in this column is sole voting and investment power unless otherwise indicated.  The shares shown by Mr. Bilkie include 1,229 shares owned by his father and 264 shares owned by his wife.  The shares shown for Ms. Schmeltz include 12,200 shares beneficially owned by her husband.  The shares shown for Luke E. Sims include 11,389 shares beneficially owned by his wife (of which he disclaims beneficial ownership).

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

A Board of seven (7) directors to serve for a term of one (1) year, or until their successors are elected and qualified, is to be elected at the Meeting.  Unless authorization to do so is withheld, it is intended that the proxies will be voted for the election of the nominees named below.  Each nominee has consented to being named in this Proxy Statement and to continue to serve as a director if elected.  Directors will be elected by a plurality of votes cast at the Meeting.  Thus, assuming the presence of a quorum, those nominees for election as director receiving the highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominee.  If any nominee becomes unavailable for election, an event not now anticipated by the Board, the proxies may be voted for such other nominee as may be designated by the Board.  Listed below are all nominees and their backgrounds. “Interested Persons” of the Fund are those persons who are “interested persons” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

Nominees For Director

Nominees For Director Who Are Interested Persons

Name, Address and Age*	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years (in addition to positions held in the Fund)	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director**	Other Directorships Held by Director or Nominee for Director (Public Companies)
Luke E. Sims age 61	President; Chief Executive Officer and Director	Term of office one year. Served as a director since 2002.	Chairman of Sims Capital Management LLC, the Fund’s investment advisor; partner in the law firm of Foley & Lardner LLP (1984-2010).	One	None

*The address of Mr. Sims is the address of the principal executive office of the Fund in Wisconsin.  Luke E. Sims is an Interested Person within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 because he is the President and Chief Executive Officer of the Fund, beneficially owns in excess of 5% of the Fund’s outstanding shares of Common Stock and he is affiliated with the Fund’s investment advisor, Sims Capital Management LLC (the “Advisor”).  Luke E. Sims is the father of David C. Sims, the Chief Financial Officer, Chief Compliance Officer and Secretary of the Fund.

**The Fund is not part of a family of a fund complex.

Nominees For Director Who Are Not Interested Persons

Name, Address and Age*	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director**	Other Directorships Held by Director or Nominee for Director (Public Companies)
Robert M. Bilkie, Jr., age 50	Chairman; Director	Term of office one year. Served as a director since 2006.
President and Chief Executive Officer of Sigma Investment Counselors, Inc. (a registered investment advisor) since 1987; member of the NAIC/Better Investing Securities Review Committee and of the NAIC/Better Investing Editorial Advisory Committee (non-remunerative).
				One	None
Phillip J. Hanrahan, age 71	Director	Term of office one year. Served as a director since 2008.	Retired partner of Foley & Lardner LLP (law firm) since February 2007 and, prior thereto, active partner of that firm since 1973.	One	None
Carl A. Holth age 78	Director	Term of office one year. Served as a director since 1989.	Retired; Director Harrison Piping Supply, Inc.	One	None
Peggy L. Schmeltz age 83	Director	Term of office one year. Served as a director since 1989.	Retired; Former Trustee of NAIC.	One	None
Donald G. Tyler, age 58	Director	Term of office one year. Served as a director since 2010.	Interim President & Executive Director, Milwaukee Symphony Orchestra since 2010; Vice President of Investment Products and Services, Northwestern Mutual, 2003-2010.	One	None.
Neal F. Zalenko, age 65	Director	Term of office one year. Served as a director since 2008.	Retired; Founder and Managing partner of Zalenko & Associates, P.C. (accounting firm), that merged with Virchow Krause & Company in early 2005.	One	None

* The address of each is the address of the principal executive office of the Fund, Suite 120, 205 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202.

**The Fund is not part of a fund complex.

Director Qualifications

        The Fund believes that Warren Buffett and Charles Munger of Berkshire Hathaway, Inc. have succinctly identified the key qualifications for corporate directors:

1.	High integrity;
2.	Business savvy;
3.	A shareholder orientation; and
4.	A genuine interest in the company.

We believe that all of our directors satisfy these requirements.  In addition, the Board concluded that the experience, qualifications, attributes, and skills of the nominees, set forth below, qualify the nominees to serve as directors of the Fund in light of the Fund’s business and structure.

Mr. Sims is an experienced investor (35 plus years) and an experienced corporate lawyer (34 years), including extensive work with publicly-traded companies, securities law matters, mergers and acquisitions and corporate law generally.   Mr. Sims also spent 25 years as a director of LaCrosse Footwear, Inc., a publicly-traded company.   Mr. Sims is also a director of several privately-held companies.

Mr. Bilkie is an investment advisor.  His full-time business is focused on investing.  In addition to Mr. Bilkie’s analytical and other investing skills, he enjoys a long history with the Fund, having served as a director from the time the Fund commenced operations in 1990 through the mid-90s.   Mr. Bilkie rejoined the Board in 2006.   Mr. Bilkie has longstanding ties to the National Association of Investors Corp (“NAIC”), whose mission is investor education and the formation and growth of investment clubs.

Mr. Hanrahan is a Harvard Law School graduate who spent over 40 years as a corporate lawyer, including a specialization in representing investment advisors and investment companies.   Mr. Hanrahan has extensive experience with publicly-traded companies as well, and served for many years as a director of a major NYSE-traded company.   Mr. Hanrahan is also an experienced investor.

Mr. Holth worked in the banking/financial field and retired after a long and varied career.   In addition to his service as a director of the Fund, Mr. Holth has also served as director of other for-profit companies.   Mr. Holth is also an experienced investor.

Ms. Schmeltz’s background is in education, and her long-term service and involvement with the NAIC and its investing and educational mission fits in well with the Fund’s history and goals.   Given that a significant number of the Fund’s shareholders enjoy historic ties to the NAIC and its investment philosophy, Ms. Schmeltz is well-positioned to comment and advise the Fund, particularly with respect to the shareholder’s perspective on the Fund.  Ms. Schmeltz is an experienced long-term investor, with a personal investment strategy and philosophy similar to the Fund.

Mr. Tyler has over 27 years’ experience in the mutual fund industry in a variety of roles, particularly in the marketing and distribution of mutual funds.   Mr. Tyler retired in 2010 from his role as Vice President of Investment Products and Services at Northwestern Mutual.   Mr. Tyler’s extensive experience and knowledge of the mutual fund industry is valuable to the Fund.

Mr. Zalenko is a certified public accountant.   He spent many years practicing public accounting, growing his own firm until it was merged with Virchow Krause & Company (now known as Baker Tilly) a few years ago.   Although Mr. Zalenko is no longer associated with that surviving accounting firm, he continues to remain active as a business advisor and consultant.    Mr. Zalenko has many years of experience providing professional, practical and critical advice to clients.  Mr. Zalenko’s background as a certified public accountant is one of the reasons he was selected to serve as Chairman of the Fund’s Audit Committee.

The Fund does not have a diversity policy for its Board members, based upon gender, race or similar physical characteristics because those characteristics are not necessarily relevant to the traits that the Fund looks for in its directors.  The Fund considers a person’s experience, qualifications, skills, and attributes generally, including, but not limited to, a person’s professional, academic, and business background.

As noted elsewhere in this Proxy Statement, the non-executive position of Chairman and the position of Chief Executive Officer (CEO) are held by different individuals.  The Chairman of the Board is not an Interested Person of the Fund.  The Fund believes that the separation of the Chairman and Chief Executive Officer roles provides constructive checks and balances for shareholders of the Fund.

Officers Who Are Not Nominees For Director

Name, Address and Age*	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director**	Other Directorships Held by Director or Nominee for Director (Public Companies)
David C. Sims age 29***	Chief Financial Officer, Chief Compliance Officer and Secretary	Term of office one year. Served as Chief Financial Officer and Chief Compliance Officer since 2007	Manager, Peregrine Investment Fund LLC (private investment fund) since 2003; President and Manager of the Advisor since 2003.	One	None

*The address of Mr. Sims is the address of the principal executive office of the Fund.

** The Fund is not part of a fund complex.

***David C. Sims is the son of Luke E. Sims, a director and the President and Chief Executive Officer of the Fund.

Dollar Range of Common Stock Owned by Directors and Nominees

The following tables set forth the dollar range of the Fund’s Common Stock which is the Fund’s only equity security, beneficially owned by each director and nominee, valued at price per share of $6.96, the closing price on the NYSE Amex LLC on February 18, 2011.

Nominee Directors Who Are Interested Persons

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*
Luke E. Sims	Over $100,000	None

* The Fund is not part of a fund complex.

Nominee Directors Who Are Not Interested Persons

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*
Robert M. Bilkie, Jr.	$10,001-$50,000	None
Phillip J. Hanrahan	$1-$10,000	None
Carl A. Holth	$10,001-$50,000	None
Peggy L. Schmeltz	Over $100,000	None
Donald G. Tyler	$0	None
Neal F. Zalenko	$1-$10,000	None

* The Fund is not part of a fund complex.

Compensation

No Fund officer receives compensation from the Fund for service as an officer.   David C. Sims, the Fund's Chief Financial Officer, Chief Compliance Officer and Secretary, is compensated for his services to the Fund by Sims Capital Management LLC (the "Advisor"), the Fund's investment advisor.  Luke E. Sims, the Fund’s President and CEO, receives no compensation for his services to the Fund from the Fund.

The following tables identify the aggregate compensation paid to all directors in 2010.  Director fees are only payable to directors who are not officers of the Fund or affiliated with the Advisor.  During 2010, each director who served for the full year received an annual retainer of $5,000, plus $500 for each meeting of a Board committee.
For 2011, Fund directors who are entitled to receive directors’ fees will receive an annual retainer of $6,000, paid quarterly, together with $500 for each meeting of a Board committee.

Directors Who Are Interested Persons

Name of Person, Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors*
Luke E. Sims, Director	$0	None	None	$0

* The Fund is not part of a fund complex.

Directors Who Are Not Interested Persons of the Fund

Name of Person, Position	Aggregate Compensation from Fund*	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors**
Robert M. Bilkie, Jr. Director	$5,000	None	None	$5,000
Phillip J. Hanrahan, Director	$6,000	None	None	$6,000
Carl A. Holth, Director	$6,000	None	None	$6,000
Peggy L. Schmeltz, Director	$5,000	None	None	$5,000
Donald G. Tyler, Director	$2,500	None	None	$2,500
Neal F. Zalenko, Director	$6,000	None	None	$6,000

*All amounts shown are for service as a director.

** The Fund is not part of a fund complex.

Board Meetings and Committees; Annual Meeting Attendance

There were three (3) meetings of the Board held during 2010.  Each director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during 2010.  The Fund has only one committee, the Audit Committee.  The Fund has no nominating or compensation committees.  The Board does not currently have a policy with regard to the attendance of directors at its annual meeting of shareholders.  All of the then directors attended the Fund’s 2010 annual meeting of shareholders.

Shareholders Communications

Shareholders may send communications to the Board to the attention of the Fund’s Secretary at the Fund’s principal executive office.  All shareholder communications shall be compiled by the Secretary and forwarded directly to the Board or the director as indicated in the letter.  The Board reserves the right to revise this procedure in the event that it is abused or becomes unworkable.

Nominating Committee

The Board does not have a standing nominating committee or committee performing similar functions as the Board has determined, given its relatively small size, to perform this function as a whole.  The Board does not currently have a charter or other written policy with regard to the nomination process, or a formal policy with respect to the consideration of director candidates.  The nominations of the directors standing for reelection at the 2011 annual meeting were approved by the Board, including Messrs. Bilkie, Hanrahan, Holth, Tyler and Zalenko and Ms. Schmeltz, who are independent directors under the rules of the NYSE Amex LLC; the nomination of Mr. Sims, who is not classified as an independent director, was also approved by the Board.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  In making its nominations, the Board considers relevant factors, including an individual’s business experience, breadth of knowledge about issues and matters affecting the Fund, time availability for meetings and consultation regarding Fund matters, and other particular skills and experience.  The Board desires of candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Fund and its shareholders.  In the event of a need for a new or additional director, the Board will evaluate potential nominees by reviewing their qualifications, results of personal interviews and such other information as the Board may deem relevant.

The Fund does not employ an executive search, firm, or pay a fee to any other third party, to assist in identifying or evaluating potential qualified candidates for director.  Since 1989, the Board has nominated the current directors for reelection at each annual meeting of shareholders.  Ms. Schmeltz and Mr. Holth have served as directors since 1989.   Mr. Sims has served as a director since 2002.  Mr. Bilkie has served as a director since 2006, and previously served as a Fund director from July 1990 through May 1996. Messrs. Hanrahan and Zalenko have each served as directors since 2008.  Mr. Tyler was elected as a director at the Board’s August 2010 Board meeting.

The Board has not established special procedures for the Fund’s shareholders to submit director recommendations.  If the Secretary were to receive a recommendation of a candidate from the Fund’s shareholders, he would submit it to the Board, and the Board would consider such recommendations in the same manner as all other candidates.

Audit Committee; Risk Management

The Fund has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, comprised of Messrs. Zalenko (Chairman), Hanrahan and Holth.  The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Fund’s independent accountants.   Each of Messrs. Zalenko, Hanrahan and Holth meets the requirements for independence set forth in the rules of the NYSE Amex LLC.  The Fund’s Board has adopted a written charter for the Audit Committee.  The charter can be found on the Fund’s website at http://eaglecapitalgrowthfund.com under “Corporate Governance”.

The Audit Committee met twice during 2010. The current members of the Audit Committee, Messrs. Zalenko, Hanrahan, and Holth, meet the requirements for independence set forth in the rules of the NYSE Amex LLC.  They are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940.  Under the Fund’s By-laws, the Chairman is a non-executive, non-officer position.  Each of Messrs. Zalenko, Hanrahan and Holth has been determined to be an “audit committee financial expert” as such term is defined in SEC rules.  A copy of the report of the Audit Committee is attached hereto as Exhibit A.  Investment funds generally face a number of risks, including investment risk, compliance risk, and valuation risk.  The Fund, as a diversified regulated investment company, doesn’t have any unique of unusual risks that it needs to manage.  The Fund attempts to minimize risks.  All of the Fund’s cash and securities are held by its independent custodian, Bank of America.  Moreover, the Fund’s investments consist solely of marketable securities, and primarily large capitalization companies traded on the New York Stock Exchange.    The Board as a whole receives reports about the Fund’s transactions and discusses such transactions with management.  At such meetings the Chief Compliance Officer reports to the Board about the Fund’s compliance status.

Investment Advisor

The Fund’s current investment advisor is Sims Capital Management LLC.  Luke E. Sims, President and Chief Executive Officer of the Fund and David C. Sims, Chief Financial Officer, Chief Compliance Officer and Secretary of the Fund, are the managers of the Advisor.  See “Nominees For Director Who Are Interested Persons” and “Officers Who Are Not Nominees For Director” for more information about Luke E. Sims and David C. Sims, respectively.  At the Fund’s 2007 annual meeting of shareholders, the shareholders approved the investment advisory agreement (“Advisory Agreement”) between the Fund and the Advisor.  The Advisory Agreement has been mutually extended by the Fund and the Advisor through February 2012.

The Advisor’s address is the same as that of the principal executive office of the Fund.  The Fund is one of the Advisor’s two institutional advisory clients.  No other person provided any significant administrative or business affairs management services to the Fund during 2010.  No director or nominee for election as director, who is not an Interested Person, nor any of their immediate family members, is the record or beneficial owner of any securities in the Advisor or any of its affiliates.

The Board of Directors recommends that shareholders vote “FOR” all seven (7) nominees.

PROPOSAL NO. 2 – SELECTION OF INDEPENDENT ACCOUNTANTS

Plante & Moran, PLLC, independent registered public accountants, has been selected by the Audit Committee to examine the financial statements of the Fund for the year ending December 31, 2011.  Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants.  A majority vote of the shares cast is required to approve the ratification of the selection of accountants.  Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining the votes cast.  Broker non-votes with respect to shares entitled to vote will have no effect on the vote on this proposal.  Representatives of Plante & Moran, PLLC are expected to be present at the Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees.  Plante & Moran, PLLC was paid $18,000 for the calendar year ended December 31, 2010, and $20,000 for the calendar year ended December 31, 2009, by the Fund for audit fees.

Audit-Related Fees.  Plante & Moran, PLLC was not paid any audit-related fees by the Fund in either of the last two calendar years.

Tax Fees.  Plante & Moran, PLLC was paid $5,000 for the calendar year ended December 31, 2010, and $5,500 for calendar year ended December 31, 2009, by the Fund for tax fees, for services in connection with the preparation of the Fund’s tax returns and assistance with IRS notice and tax matters.

All Other Fees.  Plante & Moran, PLLC was not paid any other fees in either of the last two calendar years.

“Audit fees” are fees paid by the Fund to Plante & Moran, PLLC for professional services for the audit of our financial statements, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements. “Tax fees” are fees for tax compliance, tax advice and tax planning. All other Fund fees are fees billed for any services not included in the first three categories.

None of the services covered under the captions “Audit- Related Fees,” “Tax Fees,” and “All Other Fees” with respect to Plante & Moran, PLLC were provided under the de minimis exception to Audit Committee approval of 17 CFR 210.2-01(c) 7(i)(C) and (ii).  Plante & Moran, PLLC was not engaged during the last two fiscal years to provide non-audit services to the Fund or to the Advisor or any of its affiliates that provide ongoing services to the Fund (“Other Non-Audit Services”).  Under the Audit Committee charter, the Audit Committee must approve in advance all non-audit services of the Fund and all Other Non-Audit Services.  The Audit Committee has not adopted “pre-approval policies and procedures” as such term is used in 17 CFR 210.2-01(c)(7)(i)(B) and (ii).

The Board recommends that shareholders vote “FOR” the ratification of Plante & Moran, PLLC as the independent registered public accountants to examine the Fund’s financial statements for the year ending December 31, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers of the Fund and certain of its affiliates and beneficial owners of more than 10% of the Common Stock are required to file initial reports of ownership and reports of changes in ownership of the Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.  The Fund has reviewed such reports received by it and written representations of such persons who are known by the Fund, and based solely upon such review, the Fund believes that during the year ended December 31, 2010, all such reports were timely filed.  As of February 18, 2011, all filings are current, except that Director Sims, in preparing information of this Proxy Statement, uncovered some discrepancies in his Form 4 reports for 2010 that require amendments that are in the process of being completed.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals for the 2012 annual meeting of shareholders must comply with applicable rules of the Securities and Exchange Commission (including Rule 14a-8) and be received by the Fund at 205 E. Wisconsin Avenue, Suite #120, Milwaukee, Wisconsin 53202 before the close of business on October 31, 2011, for consideration for inclusion in the Fund’s proxy statement.  Shareholder proposals should be addressed to the attention of the Fund’s Secretary.

MISCELLANEOUS

The Board is not aware of any other business that will be presented for action at the Meeting.  If any other business properly comes before the Meeting, proxies received from shareholders will be voted on the discretion of the named individuals.

By Order of the Board

David C. Sims, Secretary

March 1, 2011

Please complete, sign and date the enclosed proxy and mail it as promptly as possible.  If you attend the meeting and vote in person, the proxy will not be used.

EXHIBIT A

REPORT OF AUDIT COMMITTEE

February 15, 2011

To the Board of Directors of the Eagle Capital Growth Fund, Inc.:

We have reviewed and discussed with management the Fund’s audited financial statements as of and for the year ended December 31, 2010.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Fund’s annual report to shareholders required by Section 30(e) of the Investment Company Act of 1940 and Rule 30d-1 thereunder for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Neal F. Zalenko, Chairman

Phillip J. Hanrahan, Member

Carl A. Holth, Member